UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                February 19, 2008

                                TriCo Bancshares
             (Exact name of registrant as specified in its charter)

       California                     0-10661                    94-2792841
------------------------           ---------------          --------------------
(State or other jurisdiction of   (Commission File No.)      (I.R.S. Employer
incorporation or organization                                Identification No.)

                 63 Constitution Drive, Chico, California 95973
--------------------------------------------------------------------------------
              (Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:(530) 898-0300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

 [ ] Written  communications  pursuant to Rule 425 under the  Securities Act (17
     CFR 230.425)

 [ ] Soliciting  material pursuant to rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

 [ ] Pre-commencement   communications  pursuant  to  Rule  14d-2(b)  under  the
     Exchange Act (17 CFR 240.14d-2(b))

 [ ] Pre-commencement   communications  pursuant  to  Rule  13e-4(c)  under  the
     Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers


(d) On February 19, 2008, the Board of Directors increased the size of the Board to eleven persons and elected Mr. L. Gage Chrysler III, age 54, to the Board of Directors. Mr. Chrysler has been employed by Modern Building Inc., a construction company located in Chico, California, since 1978 and has served as its president since 2005. He received a bachelors of science degree in finance from California State University, Chico. Mr. Chrysler is expected to be appointed to the following Board committees: Asset Liability Committee.

Also on February 19, 2008, the Board granted Mr. Chrysler a stock option for 20,000 shares of the Company's common stock pursuant to the terms of the Company's 2001 Stock Option Plan. The options have a per-share exercise price equal to the closing price of the Company's common stock on the date of grant, or $17.25.

Mr. Chrysler and the Company will enter into an Indemnification Agreement on the same terms as other directors of the Company in the form attached as Exhibit
10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004, previously filed with the Securities and Exchange Commission, which is incorporated herein by reference.

A copy of the press release announcing Mr. Chrysler's appointment as a director is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits

(c)      Exhibits

   Exhibit Number  Document
   --------------  --------

         10.1* Form of Indemnification Agreement among the Company, Tri Counties
               Bank and L. Gage Chrysler III filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004

         99.1  Press release dated February 22, 2008

         *Previously filed and incorporated by reference

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2008          TRICO BANCSHARES
                                 (Registrant)

                                 By: /s/ Thomas J. Reddish
                                    ------------------------------
                                    Thomas J. Reddish
                                    Executive Vice President
                                    Chief Financial Officer

                                  EXHIBIT INDEX

   Exhibit Number     Description of Exhibits
   --------------     -----------------------

         10.1* Form of Indemnification Agreement among the Company, Tri Counties
               Bank and L. Gage Chrysler III filed as Exhibit 10.21 to the Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 2004

         99.1  Press release dated February 22, 2008

         *Previously filed and incorporated by reference

EXHIBIT 99.1


                TRICO BANCSHARES ANNOUNCES NEW BOARD APPOINTMENT


PRESS RELEASE                                     Contact:  Thomas J. Reddish
FOR IMMEDIATE RELEASE                             Executive Vice President & CFO
                                                  (530) 898-0300

CHICO, Calif. - (February 22, 2008) -TriCo Bancshares (NASDAQ: TCBK), parent company of Tri Counties Bank, today announced that Gage Chrysler has been appointed to the Board of Directors of the Company and the Bank, effective Tuesday, February 19, 2008.

Mr. Chrysler serves as the President and CEO of Modern Building, Inc. a commercial and industrial construction company. He has been with the company since 1978. He has been a participant of many boards, committees and councils. He currently serves on the CSUC Chico Alumni Association Board, Mid Valley Title Board and the Salvation Army Advisory Board. Chrysler was awarded the Boy Scouts Golden Empire Counsel Distinguished Citizen Award in 2004.

"We are very fortunate to have Gage join our Board," commented Richard P. Smith, President and CEO. "Gage is well recognized and respected for his unique professional qualifications as well as his business knowledge in Butte County and the Central Valley. Gage will add to our already strong board leadership and serve us well at a pivotal time in our growing organization," concluded Smith. Mr. Chrysler commented, "As a long time shareholder and customer, I'm honored to join the board and serve Tri Counties Bank and TriCo Bancshares and its shareholders in this important role." said Chrysler. "As a business owner, I share the Bank's commitment to our business community and I look forward to building the future success of Tri Counties Bank."

TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 31-year history in the banking industry. Tri Counties Bank operates 32 traditional branch locations and 25 in-store branch locations in 23 California counties, and as of December 31, 2007, had approximately $1.9 billion in assets. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 64 ATMs and a 24-hour, seven days a week telephone customer service center. Brokerage services are provided at the Bank's offices by the Bank's association with Raymond James Financial, Inc. For further information please visit the Tri Counties Bank web-site at http://www.tricountiesbank.com.